Exhibit 99.1

Media Contact:	Investor Contact:
Paul Dickard	Will Gabrielski
VP, Chief Communications Officer	VP, Investor Relations
646.432.8473	213-593-8208
Paul.Dickard@aecom.com	William.Gabrielski@aecom.com

AECOM reports first-quarter fiscal-year 2015 results

Quarter Highlights

•                  Adjusted EPS1 of $0.71.

•                  Free cash flow2 of $253 million.

•                  Wins of $4.6 billion; backlog of $40.7 billion.

•                  Company affirms fiscal year 2015 adjusted EPS1 guidance of $2.75 to $3.35.

•                  Integration continues to proceed as planned.

•                  Total cost synergy benefit guidance of $275 million reiterated.

LOS ANGELES (Feb. 10, 2015) — AECOM (NYSE: ACM), the world’s #1-ranked engineering design firm, reported first-quarter revenue of $4.2 billion today. Operating income equaled $15 million, the net loss4 totaled $104 million, and the loss per share3 equaled $0.73. On an adjusted basis, diluted earnings per share1 were $0.71 for the quarter.

	First Quarter
($ in millions, except EPS)	Q1 FY14	Q1 FY15	YOY% Change
Revenue	$1,954	$4,186	114.2%
Operating Income	$90	$15	(83.0%)
Net Income (Loss)[4]	$56	($104)	NM
Adjusted EPS[1]	$0.61	$0.71	16.4%
Operating Cash Flow	$137	$283	105.7%
Free Cash Flow[2]	$117	$253	116.9%

Note: All comparisons are year over year unless otherwise noted.

“AECOM delivered strong operating results and wins in the fiscal first quarter due to our widely diversified business model,” said Michael S. Burke, AECOM’s chief executive officer.

Burke added, “We are pleased with our organic growth as we focus on the successful integration of our acquisition of URS, which we completed in the quarter.”

“We started the year by delivering strong free cash flow,” added AECOM President and Chief Financial Officer Stephen M. Kadenacy. “We began to repay debt during the quarter and are on track to achieve our long-term leverage target.”

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New Wins and Backlog

New wins in the quarter of $4.6 billion were driven by growth in the Americas, Asia-Pacific and the firm’s buidling construction business. After adjusting for acquisitions, total backlog increased 16 percent. The company’s book-to-burn ratio5 was 1.1 for the quarter, with total backlog at Dec. 31, 2014, of $41 billion.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its three segments: Design & Consulting Services (DCS), Construction Services (CS), and Management Services (MS).

Design & Consulting Services (DCS)

The DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in major end markets such as transportation, facilities, environmental, energy, water and government.

Revenue of $1.9 billion in the quarter increased 44 percent. Constant currency organic revenue declined 2 percent. Adjusted operating income6 was $83.2 million, a decrease of 8 percent. The growth rate in adjusted operating income was negatively impacted by the inclusion of a gain in the year-ago period from the consolidation of the AECOM Arabia joint venture.

Construction Services (CS)

The CS segment provides construction services for energy, commercial, industrial as well as public and private infrastructure clients.

Revenue in the quarter was $1.5 billion. On an organic basis, revenue increased 25 percent. Adjusted operating income6 was $69.3 million. Organic results were favorably impacted by strong performance in the building construction business.

Management Services (MS)

The MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems-integration services, primarily for agencies of the U.S. government, national governments around the world, and commercial customers.

Revenue increased 248 percent to $779 million in the quarter. On an organic basis, revenue declined 8 percent. Adjusted operating income6 was $96 million.

Tax Rate

Inclusive of the non-controlling interest deduction and excluding acquisition and integration related expenses, transaction costs related to financing reported in interest expense, and the amortization of intangible assets that were incurred during the first quarter, the effective tax rate was 25.9 percent.

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Cash Flow

Cash flow from operations for the quarter was $283 million.  Free cash flow2, which includes capital expenditures of $30 million in the quarter, was $253 million.

Balance Sheet

As of Dec. 31, 2014, AECOM had $735 million of total cash and cash equivalents, $4.98 billion of debt and $859 million in unused capacity under the $1.05 billion revolving credit facitliy.

Fiscal 2015 Outlook

AECOM is affirming adjusted EPS1 guidance for fiscal year 2015 of $2.75 to $3.35. The mid-point of the range assumes approximately $110 million of realized synergies from the URS combination.

In addition, the company expects full-year interest expense of approximately $220 million, capital expenditures of approximately $170 million, depreciation of approximately $210 million, a tax rate7 of 30 percent, and a full-year share count of 151 million shares.

Adjusted EPS guidance excludes the amortization of intangible assets and acquisition and integration expenses. In total, these items are expected to result in a pre-tax expense of approximately $560 million8.

AECOM is hosting a conference call today at 12 p.m. EST, during which management will make a brief presentation focusing on the company’s results, strategies and operating trends.  Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com.  The webcast will be available for replay following the call.

1 Defined as attributable to AECOM excluding acquisition and integration related expenses, transaction costs related to financing reported in interest expense, and the amortization of intangible assets.

2 Free cash flow is defined as cash flow from operations less capital expenditures and is a non-GAAP measure.

3 Defined as attributable to AECOM, basic.

4 Defined as attributable to AECOM.

5 Book-to-burn ratio is defined as the amount of wins divided by revenue recognized during the period.

6 Excluding intangible amortization.

7 Inclusive of the non-controlling interest deduction and excluding acquisition and integration related expenses, transaction costs related to financing reported in interest expense, and the amortization of intangible assets.

8 Amortization of intangible assets expense includes the impact of amortization included in equity in earnings of joint ventures and non-controlling interests.

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About AECOM

AECOM is a premier, fully integrated professional and technical services firm positioned to design, build, finance and operate infrastructure assets around the world for public- and private-sector clients. With nearly 100,000 employees — including architects, engineers, designers, planners, scientists and management and construction services professionals — serving clients in over 150 countries around the world, AECOM is ranked as the #1 engineering design firm by revenue in Engineering News-Record magazine’s annual industry rankings. The company is a leader in all of the key markets that it serves, including transportation, facilities, environmental, energy, oil and gas, water, high-rise buildings and government. AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering customized and creative solutions that meet the needs of clients’ projects. A Fortune 500 firm, AECOM companies, including URS Corporation and Hunt Construction Group, had revenue of approximately $19 billion during the 12 months ended Dec. 31, 2014. More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cash flows, share count, amortization, acquisition and integration costs, or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance. Although we believe that the expectations reflected in our forward looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include: uncertainties related to global economic conditions and funding, audits, modifications and termination of long-term government contracts; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations; failure to successfully execute our merger and acquisition strategy; the failure to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog. Additional factors that could cause actual results to differ materially from our forward looking statements are set forth in our reports filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the company believes that non-GAAP financial measures such adjusted EPS, adjusted operating income, organic revenue growth, and free cash flow also provide a meaningful perspective on its business results as the company utilizes this information to evaluate and manage the business. We are also providing additional non-GAAP financial measures to reflect the impact of the URS acquisition. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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AECOM

Consolidated Statements of Operations

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 31, 2013	December 31, 2014	% Change

Revenue	$1,953,875	$4,186,035	114.2%
Cost of revenue	1,875,677	4,021,812	114.4%
Gross profit	78,198	164,223	110.0%

Equity in earnings of joint ventures	36,083	23,924	(33.7%)
General and administrative expenses	(23,845)	(34,338)	44.0%
Acquisition and integration expenses	—	(138,463)	0.0%
Income from operations	90,436	15,346	(83.0%)

Other income	17	2,579	15,070.6%
Interest expense	(10,427)	(118,698)	1,038.4%
Income before income tax expense	80,026	(100,773)	(225.9%)

Income tax expense (benefit)	23,485	(20,443)	(187.0%)

Net income (loss)	56,541	(80,330)	(242.1%)

Noncontrolling interest in income of consolidated subsidiaries, net of tax	(145)	(23,173)	15,881.4%

Net income (loss) attributable to AECOM	$56,396	$(103,503)	(283.5%)

Net income (loss) attributable to AECOM per share:
Basic	$0.59	$(0.73)	(223.7%)
Diluted	$0.58	$(0.73)	(225.9%)

Weighted average shares outstanding:
Basic	96,302	141,892	47.3%
Diluted	97,590	141,892	45.4%

AECOM

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	September 30, 2014	December 31, 2014
Balance Sheet Information:
Total cash and cash equivalents	$574,188	$734,648
Accounts receivable – net	2,654,976	4,873,911
Working capital	978,344	1,687,708
Working capital, net of cash and cash equivalents	404,156	953,060
Total debt	1,003,978	4,977,824
Total assets	6,123,377	14,253,269
Total AECOM stockholders’ equity	2,186,517	3,550,220

	Three Months Ended
	December 31, 2013	December 31, 2014
Cash Flow Information:
Net cash provided by operating activities	$137,387	$282,642
Capital expenditures	(20,771)	(29,733)
Free cash flow	$116,616	$252,909

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AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Three Months Ended December 31, 2014
Revenue	$1,877,013	$1,530,383	$778,639	$-	$4,186,035
Cost of revenue	1,827,743	1,477,464	716,605	-	4,021,812
Gross profit	49,270	52,919	62,034	-	164,223
Equity in earnings of joint ventures	1,492	5,862	16,570	-	23,924
General and administrative expenses	-	-	-	(34,338)	(34,338)
Acquisition and integration expenses	-	-	-	(138,463)	(138,463)
Operating income (loss)	$50,762	$58,781	$78,604	$(172,801)	$15,346

Gross profit as a % of revenue	2.6%	3.5%	8.0%	-	3.9%

Contracted backlog	$8,862,445	$8,677,757	$4,019,766	$-	$21,559,968
Awarded backlog	5,108,675	9,225,932	4,799,072	-	19,133,679
Total backlog	$13,971,120	$17,903,689	$8,818,838	$-	$40,693,647

Three Months Ended December 31, 2013
Revenue	$1,301,433	$428,693	$223,749	$-	$1,953,875
Cost of revenue	1,247,520	424,624	203,533	-	1,875,677
Gross profit	53,913	4,069	20,216	-	78,198
Equity in earnings of joint ventures	32,758	1,385	1,940	-	36,083
General and administrative expenses	-	-	-	(23,845)	(23,845)
Operating income (loss)	$86,671	$5,454	$22,156	$(23,845)	$90,436

Gross profit as a % of revenue	4.1%	0.9%	9.0%	-	4.0%

Contracted backlog	$6,144,259	$2,143,895	$562,874	$-	$8,851,028
Awarded backlog	3,717,637	4,194,220	1,684,768	-	9,596,625
Total backlog	$9,861,896	$6,338,115	$2,247,642	$-	$18,447,653

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AECOM

Regulation G Information

(unaudited - in millions)

Reconciliation of amounts provided by acquired companies

	Three Months Ended Dec 31, 2014
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue:
AECOM consolidated	$4,186.0	$2,210.0	$1,976.0
Design & Consulting Services	1,877.0	643.2	1,233.8
Construction Services	1,530.4	993.4	537.0
Management Services	778.6	573.4	205.2

Reconciliation of EBITDA to net income attributable to AECOM

	Three Months Ended
	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Dec 31, 2014
EBITDA	$102.5	$135.1	$144.5	$111.5	$89.0	$115.9	$127.2	$95.5
Less: Interest expense[1]	(11.3)	(11.0)	(9.6)	(9.8)	(10.0)	(9.2)	(9.5)	(115.4)
Add: Interest income[2]	0.5	0.4	0.4	0.4	0.3	0.6	0.9	1.6
Less: Depreciation and amortization[3]	(23.9)	(23.6)	(23.0)	(22.2)	(23.9)	(24.4)	(24.9)	(105.6)
Income (loss) attributable to AECOM before income taxes	67.8	100.9	112.3	79.9	55.4	82.9	93.7	(123.9)
Less: Income tax expense (benefit)	14.0	30.1	35.8	23.5	15.2	13.7	29.6	(20.4)
Net income (loss) attributable to AECOM	$53.8	$70.8	$76.5	$56.4	$40.2	$69.2	$64.1	$(103.5)

[1] Excludes related amortization [2] Included in other income [3] Includes the amount for noncontrolling interests in consolidated subsidiaries

Reconciliation of total debt to net debt

	Balances at
	Dec 31, 2013	Sep 30, 2014	Dec 31, 2014
Short-term debt	$33.5	$23.9	$49.6
Current portion of long-term debt	57.1	40.5	152.8
Long-term debt	1,113.4	939.6	4,775.4
Total debt	1,204.0	1,004.0	4,977.8
Less: Total cash and cash equivalents	681.7	574.2	734.6
Net debt	$522.3	$429.8	$4,243.2

Reconciliation of net cash provided by operating activities to free cash flow

	Three Months Ended
	Dec 31, 2013	Sep 30, 2014	Dec 31, 2014
Net cash provided by operating activities	$137.4	$174.9	$282.6
Capital expenditures	(20.8)	(13.2)	(29.7)
Free cash flow	$116.6	$161.7	$252.9

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AECOM

Regulation G Information

($ in millions, except per share data)

Reconciliation of reported amounts to adjusted amounts excluding acquisition and integration expenses, amortization of intangible assets and acquisition-related financing expenses reported in interest expense

	Three Months Ended
	Dec 31, 2013	Sep 30, 2014	Dec 31, 2014
Income from operations	$90.4	$102.5	$15.3
Acquisition and integration expenses	-	19.5	138.5
Amortization of intangible assets	5.1	6.6	60.3
Adjusted income from operations	$95.5	$128.6	$214.1

Income (loss) before income tax expense	$80.0	$94.3	$(100.8)
Acquisition and integration expenses	-	19.5	138.5
Amortization of intangible assets	5.1	6.6	60.3
Acquisition-related financing expenses reported in interest expense	-	-	68.0
Adjusted income before income tax expense	$85.1	$120.4	$166.0

Income tax expense (benefit)	$23.5	$29.7	$(20.5)
Tax effect of the above adjustments	1.5	6.4	56.2
Adjusted income tax expense	$25.0	$36.1	$35.7

Noncontrolling interests in income of consolidated subsidiaries, net of tax	$(0.1)	$(0.6)	$(23.2)
Amortization of intangible assets included in NCI, net of tax	-	(0.7)	(4.9)
Adjusted noncontrolling interests in income of consolidated subsidiaries, net of tax	$(0.1)	$(1.3)	$(28.1)

Net income (loss) attributable to AECOM	$56.4	$64.0	$(103.5)
Acquisition and integration expenses	-	19.5	138.5
Amortization of intangible assets	5.1	6.6	60.3
Acquisition-related financing expenses reported in interest expense	-	-	68.0
Tax effect of the above adjustments	(1.5)	(6.4)	(56.2)
Amortization of intangible assets included in NCI, net of tax	-	(0.7)	(4.9)
Adjusted net income attributable to AECOM	$60.0	$83.0	$102.2

Net income (loss) attributable to AECOM - per diluted share	$0.58	$0.64	$(0.73)*

Per diluted share adjustments:
Acquisition and integration expenses	-	0.19	0.97
Amortization of intangible assets	0.05	0.07	0.42
Acquisition-related financing expenses reported in interest expense	-	-	0.47
Tax effect of the above adjustments	(0.02)	(0.06)	(0.39)
Amortization of intangible assets included in NCI, net of tax	-	(0.01)	(0.03)
Adjusted net income attributable to AECOM - per diluted shares	$0.61	$0.83	$0.71*

*Basic and dilutive GAAP EPS calculations use the same share count because of a Q1-FY2015 net loss to avoid any antidilutive effect; however, the adjusted EPS includes the 2 million dilutive shares excluded in the GAAP EPS.

EBITDA	$111.5	$127.2	$95.5
Acquisition and integration expenses	-	19.5	138.5
Adjusted EBITDA	$111.5	$146.7	$234.0

Design & Consulting Services:
Income from operations	$86.7	$109.5	$50.8
Amortization of intangible assets	3.6	4.5	32.4
Adjusted income from operations	$90.3	$114.0	$83.2

Construction Services:
Income from operations	$5.5	$16.6	$58.8
Amortization of intangible assets	0.8	1.6	10.5
Adjusted income from operations	$6.3	$18.2	$69.3

Management Services:
Income from operations	$22.2	$11.5	$78.6
Amortization of intangible assets	0.6	0.5	17.4
Adjusted income from operations	$22.8	$12.0	$96.0

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